Exhibit 8.2

(212) 373-3000

(212) 757-3990

www.paulweiss.com

February 18, 2015

Cenovus Energy Inc.

2600, 500 Centre Street S.E.

Calgary, Alberta, Canada  T2G 1A6

Ladies and Gentlemen:

We have acted as United States tax counsel for Cenovus Energy Inc. (the “Company”) in connection with the filing of a registration statement on Form F-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder (the “Rules”), in respect of 12,000,000 shares (the “Shares”) issuable pursuant to the Company’s Dividend Reinvestment Plan (the “Plan”).

We have been asked to render our opinion as to certain tax matters in connection with the Registration Statement.  Capitalized terms used but not defined herein have the respective meanings ascribed to them in the Registration Statement.

In rendering our opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such agreements and other documents as we have deemed relevant and necessary, including certain representations provided to us by the Company, and we have made such investigations of law as we have deemed appropriate as a basis for the opinion expressed below.  In our examination, we have assumed, without independent verification, (i) the authenticity of original documents, (ii) the accuracy of copies and the genuineness of signatures, (iii) that the execution and delivery by each party to a document and the performance by such party of its obligations thereunder have been authorized by all necessary measures and do not violate or result in a breach of or default under such party’s certificate or instrument of formation and by-laws or the laws of such party’s jurisdiction of organization, (iv) that each agreement represents the entire agreement between the parties with respect to the subject matter thereof, (v) that the parties to each agreement have complied, and will comply, with all of their respective covenants, agreements and undertakings contained therein and (vi) that the transactions provided for by each agreement were and will be carried out in accordance with their terms.  In rendering our opinion we have made no independent investigation of the facts referred to herein and have relied for the purpose of rendering this opinion exclusively on those facts that have been provided to us, which we assume have been, and will continue to be, true.

The opinion set forth below is based on the Internal Revenue Code of 1986, as amended, administrative rulings, judicial decisions, Treasury regulations and other applicable authorities, all as in effect on the effective date of the Registration Statement.  The statutory provisions, regulations, and interpretations upon which our opinion is based are subject to change, and such changes could apply retroactively.  Any change in law or the facts regarding the Plan, or any inaccuracy in the facts or assumptions on which we relied, could affect the continuing validity of the opinion set forth below.  We assume no responsibility to inform you of any such changes or inaccuracy that may occur or come to our attention.

Based upon and subject to the foregoing, and subject to the qualifications set forth herein and in the Registration Statement, we are of the opinion that the statements set forth under the caption “United States Federal Income Tax Considerations” in the Registration Statement are an accurate general description of the United States federal income consequences described therein.  Such statements do not, however, purport to discuss all United States federal income consequences of the ownership and disposition of the Shares and are limited to those United States federal income consequences specifically discussed therein and subject to the qualifications set forth therein.

We are furnishing this letter in our capacity as United States tax counsel to the Company.  This letter is not to be used, circulated, quoted or otherwise referred to for any other purpose, except as set forth below.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, or in any amendment thereto pursuant to Rule 462 under the Securities Act, and to the reference to us under the heading “Legal Matters” in the prospectus included in the Registration Statement, or in any amendment thereto pursuant to Rule 462 under the Securities Act.  In giving this consent, we do not agree that we come within the category of persons whose consent is required by the Securities Act or the Rules.

Very truly yours,

/s/ Paul, Weiss, Rifkind, Wharton & Garrison LLP
PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP